UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 13, 2018

FORMFACTOR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7005 Southfront Road Livermore, CA 94551
(Address of Principal Executive Offices)
(925) 290-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2018, FormFactor, Inc. (the “Company”) entered into a Seventh Amendment (the “Seventh Amendment”) dated as of June 5, 2018 to its Lease Agreement (as amended, the “Lease”) dated April 2, 1999 with Nimbus Center LLC (the “Landlord”), as the ultimate successor to Spieker Properties, L.P., under which the Company agreed to, among other things, (i) extend the term of its lease of certain space located at 9100 SW Gemini Drive (“Building 6”), 9500 SW Gemini Drive (“Building 3”), 9203 SW Gemini Drive (“Building 9”) and 9000 SW Gemini Drive (“Building 8”) in Beaverton, Oregon, (ii) modify the rent for the leased premises, (iii) provide the Company with options to lease expansion space in Building 3 or Building 9, provided such space becomes available, (iv) provide the Company with two consecutive options to renew the Lease for five years each and (v) provide the Company with a right of first offer for available space in Building 8 and Building 5.

As amended, the term of the Lease expires on December 31, 2027, subject to the Company’s renewal option. The monthly base rent payments set by the Seventh Amendment will commence on October 1, 2018 and increase yearly thereafter through December 31, 2027. The Company’s option to lease expansion space in Building 3 or Building 9 covers approximately 46,000 square feet and is exercisable through July 15, 2018. Any space over which the Company exercises its expansion option will be delivered between April 1, 2019 and September 30, 2019. If the Landlord is unable to deliver the expansion space, the Company may terminate the Seventh Amendment. The Company’s right of first offer for space in Building 8 and Building 5 that becomes available for lease continues until December 31, 2025, unless the term of the lease has been further extended. The Seventh Amendment also provides for an alteration budget of approximately $1.3 million.

The above description of the Seventh Amendment is a summary only and is qualified in its entirety by reference to the terms and provisions of the full Seventh Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following items are filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Seventh Amendment, dated June 5, 2018, between FormFactor, Inc. and Nimbus Center LLC, to Lease dated April 2, 1999, by and between Nimbus Center LLC (as successor in interest to Spieker Properties, L.P.) and Cascade Microtech, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2018

FORMFACTOR, INC.

By:	/s/ Jason Cohen
	Name:	Jason Cohen
	Title:	Vice President, General Counsel and Secretary